Exhibit 10.5

November 8, 2021

Green Visor Financial Technology Acquisition Corp. I
88 Kearny Street, Suite 850

San Francisco, CA 94108

Green Visor Capital SPAC I Holdings LLC
88 Kearny Street, Suite 850
San Francisco, CA 94108

Re:	Administrative Support Agreement

Ladies and Gentlemen:

This letter agreement by and between Green Visor Financial Technology Acquisition Corp. I (the “Company”) and Green Visor Capital SPAC I Holdings LLC (“Sponsor”), dated as of the date hereof, will confirm our agreement that, commencing on the date the securities of the Company are first listed on The Nasdaq Stock Market LLC (the “Listing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed by the Company with the Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

i.            Sponsor shall make available, or cause to be made available, to the Company, at 88 Kearny Street, Suite 850, San Francisco, CA 94108 (or any successor location of Sponsor), certain office space, utilities, secretarial and administrative support services as may be reasonably required by the Company. In exchange therefor, the Company shall pay Sponsor the sum of $10,000 per month commencing on the Listing Date and continuing monthly thereafter until the Termination Date; and

ii.            Sponsor hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this letter agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire agreement of the parties hereto, and any litigation between the parties arising out of this letter agreement (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York.

This letter agreement may be executed in two or more manual, electronic or facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

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Very truly yours,

Green Visor Financial Technology Acquisition Corp. I

By:	/s/ Richard Kim
Name:	Richard Kim
Title:	Vice President and Chief Financial Officer

AGREED TO AND ACCEPTED BY:

Green Visor Capital SPAC I Holdings LLC

By: Green Visor Capital Management Company LLC, its manager

By:	/s/ Simon Yoo
Name:	Simon Yoo
Title:	Authorized Person

[Signature Page – Administrative Services Agreement]